AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 23, 2000.


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S - 8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------
                          TENET HEALTHCARE CORPORATION
             (Exact name of registrant as specified in its charter)

           NEVADA                                        95-2557091
(State or other jurisdiction of             (I.R.S. employer identification no.)
incorporation or organization)

                                3820 STATE STREET
                         SANTA BARBARA, CALIFORNIA 93105
                                 (805) 563-7000
     (Address including zip code, and telephone number, including area code of registrant's principal executive offices)

                          TENET HEALTHCARE CORPORATION
                           SECOND AMENDED AND RESTATED
                        1994 DIRECTORS STOCK OPTION PLAN
                            (Full title of the plan)

                                RICHARD B. SILVER
                  SENIOR VICE PRESIDENT AND CORPORATE SECRETARY
                                3820 STATE STREET
                         SANTA BARBARA, CALIFORNIA 93105
                                 (805) 563-7000
                      (Name, address including zip code and
          telephone number, including area code, of agent for service)


                                           CALCULATION OF REGISTRATION FEE
================================================================================================================
                                                             PROPOSED       PROPOSED
                                                             MAXIMUM        MAXIMUM
TITLE OF SECURITIES                    AMOUNT                OFFERING       AGGREGATE       AMOUNT OF
TO BE REGISTERED                       TO BE                 PRICE PER      OFFERING        REGISTRATION
                                       REGISTERED            SHARE*         PRICE*          FEE
-------------------------------------- --------------------- -------------- --------------- --------------------
COMMON STOCK, PAR VALUE
$.075 PER SHARE. . . . . . . . . . .   700,000 SHARES        $39.10         $27,370,000     $7,225.68

================================================================================================================


* Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange on October 18, 2000.

There also are registered hereunder such additional indeterminate number of shares as may be issued as a result of the adjustment provisions of the Company's Second Amended and Restated 1994 Directors Stock Option Plan.

                                EXPLANATORY NOTE

     On January 20, 1995, Tenet Healthcare Corporation (the "Company") filed Registration Statement No. 33-57375 on Form S-8 in order to register with the Securities and Exchange Commission (the "Commission") 500,000 shares of the Company's common stock, par value $.075 per share (the "Common Stock") available for purchase under the Company's 1994 Directors Stock Option Plan. The contents of the above-referenced Registration Statement are incorporated herein by reference.

     On March 26, 1997, the Board of Directors of the Company (the "Board") approved the First Amended and Restated 1994 Directors Stock Option Plan (the "First Amended Plan"), which increased the initial grant of options and the annual grant of options under the Plan from 5,000 options to 7,500 options. The First Amended Plan was approved by the shareholders on October 1, 1997.

     On October 15, 1999, the Board approved the Second Amendment to the First Amended Plan which changed the formula used to determine the number of options to be granted to directors. The Second Amendment did not require shareholder approval.

     On July 26, 2000, the Board approved the Second Amended and Restated 1994 Directors Stock Option Plan (the "Second Amended Plan"). The Second Amended Plan increased the maximum number of shares of Common Stock available for purchase under the Plan by 700,000, from 500,000 shares to 1,200,000 shares. The Second Amended Plan was approved by the Company's shareholders on October 11, 2000.

     This Registration Statement is filed in order to register with the Commission the 700,000 additional shares of Common Stock available for purchase under the Second Amended Plan.

                                    EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
---------         -----------

    4. Tenet Healthcare Corporation Second Amended and Restated 1994 Directors Stock Option Plan

    5.            Opinion of Christi R. Sulzbach

    23.           Consents

                  a.   Consent of KPMG Peat Marwick LLP

                  b. Consent of Christi R. Sulzbach (included in her opinion filed as Exhibit 5)

    24.           Power of Attorney (included on page 3 of this Registration
                  Statement)

                                   SIGNATURES

     Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Santa Barbara, State of California on October 23, 2000.

                                          TENET HEALTHCARE CORPORATION



                                          By: /s/ RICHARD B. SILVER
                                              --------------------------------
                                              Richard B. Silver
                                              Senior Vice President and
                                              Corporate Secretary


     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities indicated on October 23, 2000.


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears in this Registration Statement in any capacity hereby constitutes and appoints Jeffrey C. Barbakow, Christi R. Sulzbach and Richard B. Silver, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                              TITLE
---------                              ------

/s/ JEFFREY C. BARBAKOW
-------------------------------        Chairman and Chief Executive Officer
Jeffrey C. Barbakow                    and Director
                                       (principal executive officer)

/s/ DAVID L. DENNIS
-------------------------------        Chief Corporate Officer and
David L. Dennis                        Chief Financial Officer
                                       (principal financial officer)

/s/ RAYMOND L. MATHIASEN
-------------------------------        Executive Vice President and
Raymond L. Mathiasen                   Chief Accounting Officer
                                       (principal accounting officer)

/s/ LAWRENCE BIONDI, S.J.
-------------------------------        Director
Lawrence Biondi, S.J.

/s/ BERNICE B. BRATTER
-------------------------------        Director
Bernice B. Bratter

/s/ SANFORD CLOUD, JR.
-------------------------------        Director
Sanford Cloud, Jr.

/s/ MAURICE J. DeWALD
-------------------------------        Director
Maurice J. DeWald

/s/ MICHAEL H. FOCHT, SR.
-------------------------------        Director
Michael H. Focht, Sr.

/s/ RAYMOND A. HAY
-------------------------------        Director
Raymond A. Hay

/s/ VAN B. HONEYCUTT
-------------------------------        Director
Van B. Honeycutt

/s/ LESTER B. KORN
-------------------------------        Director
Lester B. Korn

/s/ FLOYD D. LOOP, M.D.
-------------------------------        Director
Floyd D. Loop, M.D.

                                  EXHIBIT INDEX



EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
   4.             Tenet Healthcare Corporation Second Amended and Restated
                  1994 Directors Stock Option Plan

   5.             Opinion of Christi R. Sulzbach

  23.             Consents

                  a.   Consent of KPMG Peat Marwick LLP

                  b. Consent of Christi R. Sulzbach (included in her opinion filed as Exhibit 5)

  24.             Power of Attorney (included on page 3 of this Registration
                  Statement)